                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 12, 1999 included in McKesson HBOC, Inc.'s Form 10-K for the year ended March 31, 2000 and to all references to our firm included in this registration statement.

Reference is made to said report in which the opinion contains an explanatory fourth paragraph with respect to certain shareholder litigation as discussed in
Note 18 to the consolidated financial statements.


/s/ARTHUR ANDERSEN LLP
Atlanta, Georgia

August 4, 2000